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CUSIP No. 230215105                   13D-A                    Page 9 of 9 Pages


                                                                       EXHIBIT A

                             JOINT FILING AGREEMENT

     Fountainhead Partners, L.P., Durango Investments L.P., Rand Financial Inc. and Scott Rand, in compliance with Rule 13d-1(k) of the Securities and Exchange Commission, hereby agree that the statement on Schedule 13D to which this Agreement is attached as an exhibit is, and any amendments thereto filed by any of us will be, filed on behalf of each such company, that each such company is responsible for the timely filing of the Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such company contained therein.

Dated: July 9, 2007


                                        /S/ Scott Rand
                                        ----------------------------------------
                                        Signature

                                        Scott Rand
                                        Name/Title

                                        For himself and as authorized signatory
                                        for each of:
                                        Fountainhead Partners L.P., Durango
                                        Investments L.P. and Rand Financial Inc.

                                  END OF FILING